Exhibit 99.1

Internap Network Services Reports Fourth Quarter and Full-year 2008 Results

●	Record revenue of $254.0 million for 2008, an increase of 8.5 percent over 2007;

●	2008 Adjusted EBITDA(1) of $34.2 million;

●	2008 Adjusted EBITDA margin (1) of 13.5 percent;

●	Deployed 17,000 square feet of company-controlled data center space in 2008.

ATLANTA, GA – (March 12, 2009) Internap Network Services Corporation (NASDAQ: INAP), a global provider of fast, reliable, end-to-end Internet business solutions, today reported fourth quarter and full year 2008 results. Highlights for the year included record revenue, solid adjusted EBITDA, and a successful build-out of an additional 17,000 square feet of enterprise-grade data center space.  The company ended the year with 121,000 square feet of company-controlled square footage.

“Despite a tough economic environment, Internap grew revenue, generated significant cash, and substantially completed the largest organic data center expansion in the company’s history in 2008,” said Jim DeBlasio, Internap’s President and Chief Executive Officer.  “With very little debt and ample cash, the company has a strong balance sheet and continues to be on a solid financial foundation as we enter 2009.”

Revenue in 2008 was $254.0 million, up $19.9 million, or 8.5 percent compared with revenue in 2007.  Fourth quarter 2008 revenue was $64.2 million, an increase of 4.2 percent over the same quarter last year.  Year-over-year revenue growth for the full year and the fourth quarter was driven by increases in data center services revenue which benefitted from the expansion of company-controlled and partner-controlled colocation footprint.  Fourth quarter revenue declined 1.8 percent sequentially due to lower IP services revenue.

For the full-year 2008, GAAP net loss was $(104.8) million or $(2.13) per fully diluted share, compared with a net loss of $(5.6) million or $(0.12) per diluted share in 2007.  The net loss in 2008 includes a non-cash $102.3 million impairment to goodwill and other intangibles taken in the third quarter.  Fourth quarter 2008 GAAP net loss was $(0.9) million or $(0.02) per share.

Normalized net income (1), which excludes the impact of stock-based compensation expense and items that management considers non-recurring, totaled $6.0 million in 2008, compared with $16.1 million in 2007. On a fully-diluted share basis, 2008 normalized net income was $0.12 per share versus $0.34 per share in the prior year.  In the fourth quarter, 2008 normalized net income was $1.2 million or $0.03 per fully-diluted share.

Internap’s adjusted gross profit (1) in 2008 was $118.1 million, an increase of 2.1 percent over the prior year.  Increased data center services revenue was the driver of the year-over-year improvement.  Fourth quarter 2008 adjusted gross profit declined $2.2 million compared with the prior year’s quarter and $1.4 million sequentially.  The year-over-year decline in the fourth quarter was primarily due to lower adjusted gross margin in data center services and IP services.  A decline in IP services adjusted gross margin was the principal contributor to the sequential decrease in the fourth quarter 2008.

Adjusted EBITDA (1) for the full-year 2008 totaled $34.2 million compared with $37.4 million in 2007.  In the fourth quarter 2008, adjusted EBITDA (1) was $9.2 million, a decrease of 8.8 percent compared with the fourth quarter of 2007 and 8.1 percent versus the third quarter 2008.  Full-year 2008 adjusted EBITDA margin (1) was 13.5 percent – down 250 basis points versus last year.  Fourth quarter adjusted EBITDA margin (1) was 14.3 percent, down 200 basis points year-over-year and 90 basis points sequentially.  The year-over-year decreases reflect anticipated lower data center gross margins which were impacted by the planned build-out of company-controlled data center space and a larger proportion of occupied partner square footage.  The sequential decrease in the fourth quarter was driven by lower gross margin in the company’s IP Services segment.

Cash, cash equivalents, and short-term marketable securities totaled $54.1 million at December, 31 2008.  Total interest-bearing debt was $20.0 million at year-end 2008.

Internap maintained 3,610 customers under contract in the fourth quarter of 2008, a net decrease of 61 customers compared with the third quarter 2008.  The percentage of customers purchasing more than one service from Internap increased to 41 percent in the fourth quarter of 2008.  New accounts this quarter included Carbonite and Active Video Networks.

Conference Call Information:
Internap's fourth quarter and full-year 2008 conference call will be held today at 5:00 p.m., EDT. Participants may access the call by dialing 888-599-4884. International callers should dial 913-312-0654.  Listeners may also connect to the simultaneous webcast available from the Investor Services section of the company’s web site at http://ir.internap.com/events.cfm.  A replay of the call will be accessible from Thursday, March 12 at 8 p.m. EDT through Wednesday, March 18 at 888-203-1112 using the replay code 4577308. International callers can access the archived event at 719-457-0820 with the same code.

(1) Reconciliations between GAAP information and non-GAAP information contained in this press release are provided in the tables below entitled "Reconciliation of Gross Margin to Adjusted Gross Margin," "Reconciliation of Net (Loss) Income to Adjusted EBITDA," and "Reconciliation of Net (Loss) Income and Basic and Diluted Net (Loss) Income Per Share to Normalized Net Income and Basic and Diluted Normalized Net Income Per Share.”  This information is also available on our Web site under the Investor Services section of the company’s website.

About Internap
Internap is a leading Internet solutions company that provides The Ultimate Online Experience™ by managing, delivering, and distributing applications and content with 100% performance and reliability. With a global platform of data centers, managed Internet services and a content delivery network (CDN), Internap frees its customers to innovate their business, improve service levels, and lower the cost of IT operations. More than 3,000 companies across the globe trust Internap to help them achieve their Internet business goals. For more information, visit www.internap.com.

Internap "Safe Harbor" Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding our future financial position. Because these statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These statements include our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Kristen Keller	Andrew McBath
(404) 266-2060 ext. 26	(404) 865-7198
kkeller@calysto.com	amcbath@internap.com

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended December 31,
	2008	2007	2006

Revenues:
Internet protocol (IP) services	$123,268	$122,205	$112,250
Data center services	109,679	83,632	56,548
Content delivery network (CDN) services	21,042	17,806	—
Other	—	10,447	12,577

Total revenues	253,989	234,090	181,375
Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
IP services	45,782	43,925	40,723
Data center services	82,009	59,439	46,474
CDN services	8,086	6,594	—
Other	—	8,436	10,141
Direct costs of amortization of acquired technologies	6,649	4,165	516
Direct costs of customer support	16,217	16,547	11,566
Product development	8,477	6,564	4,475
Sales and marketing	30,888	31,533	27,173
General and administrative	30,675	30,251	21,556
Provision for doubtful accounts	5,083	2,261	548
Depreciation and amortization	23,865	22,242	15,856
Goodwill impairment	99,700	—	—
Restructuring and other impairments	1,741	11,349	323
Acquired in-process research and development	—	450	—
Gain on disposals of property and equipment	(16)	(5)	(113)
Other	—	50	—

Total operating costs and expenses	359,156	243,801	179,238

(Loss) income from operations	(105,167)	(9,711)	2,137

Non-operating (income) expense:
Interest income	(1,884)	(3,228)	(2,305)
Interest expense	1,251	1,150	883
Write-off of investment	—	1,178	—
Other, net	388	(37)	(129)

Total non-operating (income) expense	(245)	(937)	(1,551)

(Loss) income before income taxes and equity in earnings of equity-method investment	(104,922)	(8,774)	3,688
Provision (benefit) for income taxes	174	(3,080)	145
Equity in earnings of equity-method investment, net of taxes	(283)	(139)	(114)

Net (loss) income	$(104,813)	$(5,555)	$3,657

Net (loss) income per share:
Basic	$(2.13)	$(0.12)	$0.11
Diluted	$(2.13)	$(0.12)	$0.10
Weighted average shares used in per share calculations:
Basic	49,238	46,942	34,748
Diluted	49,238	46,942	35,739

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$46,870	$52,030
Short-term investments in marketable securities	7,199	19,569
Accounts receivable, net of allowance for doubtful accounts of $2,777 and $2,351, respectively	28,634	36,429
Inventory	381	304
Prepaid expenses and other assets	10,866	8,464
Deferred tax asset, current portion	1	479

Total current assets	93,951	117,275

Property and equipment, net	97,350	65,491
Investments and other related assets	8,650	1,138
Intangible assets, net	33,942	43,008
Goodwill	90,977	190,677
Restricted cash	—	4,120
Deposits and other assets	2,763	2,287
Deferred tax asset, non-current	2,450	3,014

Total assets	$330,083	$427,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable, current portion	$—	$2,413
Accounts payable	19,642	19,624
Accrued liabilities	8,756	10,159
Deferred revenues, current portion	3,710	4,807
Capital lease obligations, current portion	274	805
Restructuring liability, current portion	2,800	2,396
Other current liabilities	116	108

Total current liabilities	35,298	40,312

Notes payable, less current portion	20,000	17,354
Deferred revenues, less current portion	2,248	2,275
Capital lease obligations, less current portion	3,244	452
Restructuring liability, less current portion	6,222	7,697
Deferred rent	14,114	11,011
Deferred tax liability	—	398
Other long-term liabilities	762	878

Total liabilities	81,888	80,377

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 60,000 shares authorized; 50,224 and 49,759 shares outstanding at December 31, 2008 and 2007, respectively	50	50
Additional paid-in capital	1,216,267	1,208,191
Accumulated deficit	(966,823)	(862,010)
Accumulated items of other comprehensive income	(929)	402
Treasury stock, at cost, 83 shares at December 31, 2008	(370)	—

Total stockholders’ equity	248,195	346,633

Total liabilities and stockholders’ equity	$330,083	$427,010

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Year Ended December 31,
	2008	2007	2006

Cash flows from operating activities:
Net (loss) income	$(104,813)	$(5,555)	$3,657
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	28,663	26,407	16,372
Gain on disposal of property and equipment, net	(16)	(5)	(113)
Goodwill and other intangible asset impairments	102,336	2,454	319
Acquired in-process research and development	—	450	—
Stock-based compensation expense	7,499	8,681	5,942
Write-off of investment	—	1,178	—
Equity in earnings from equity-method investment	(283)	(139)	(114)
Provision for doubtful accounts	5,083	2,261	548
Non-cash changes in deferred rent	3,102	(421)	2,247
Deferred income taxes	644	(3,095)	—
Other, net	(477)	(150)	—
Changes in operating assets and liabilities, excluding effects of acquisition:
Accounts receivable	2,424	(15,825)	(1,702)
Inventory, prepaid expenses, deposits and other assets	(2,919)	(2,182)	(1,778)
Accounts payable	18	7,920	3,010
Accrued and other liabilities	(1,404)	(2,466)	1,422
Deferred revenue	(836)	2,704	1,070
Accrued restructuring liability	(1,070)	5,309	(1,493)

Net cash flows provided by operating activities	37,951	27,526	29,387

Cash flows from investing activities:
Purchases of investments in marketable securities	(21,422)	(38,508)	(17,427)
Maturities and sales of investments in marketable securities	26,591	32,395	20,277
Purchases of property and equipment	(51,154)	(30,271)	(13,382)
Proceeds from disposal of property and equipment	175	5	133
Cash received from acquisition, net of costs incurred for the transaction	—	3,203	—
Change in restricted cash, excluding effects of acquisition	4,120	(3,217)	—

Net cash flows used in investing activities	(41,690)	(36,393)	(10,399)

  INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(In thousands)

	Year Ended December 31,
	2008	2007	2006
Cash flows from financing activities:
Proceeds from notes payable, net of discount	20,000	19,742	—
Principal payments on notes payable	(20,000)	(11,318)	(4,375)
Payments on capital lease obligations	(807)	(1,617)	(538)
Debt issuance costs	(14)	(65)	—
Stock compensation plans	108	8,582	3,031
Proceeds from exercise of warrants	—	—	3,808
Other, net	(108)	(84)	31

Net cash flows (used in) provided by financing activities	(821)	15,240	1,957

Effect of exchange rates on cash and cash equivalents	(600)	66	212

Net (decrease) increase in cash and cash equivalents	(5,160)	6,439	21,157
Cash and cash equivalents at beginning of period	52,030	45,591	24,434

Cash and cash equivalents at end of period	$46,870	$52,030	$45,591

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net income, normalized diluted shares and adjusted gross margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income is net (loss) income. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding. The most directly comparable GAAP equivalent to adjusted gross margin is gross margin.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is net (loss) income plus impairments and restructuring, stock-based compensation expense, depreciation and amortization, income taxes and interest expense less interest income

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues

●	Normalized net income is net (loss) income plus impairments and restructuring and stock-based compensation expense

●	Normalized diluted shares are diluted shares of common stock outstanding used in GAAP net (loss) income per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method

●	Normalized net income per share is normalized net income divided by basic and normalized diluted shares

●	Adjusted gross profit is gross profit (GAAP) plus direct costs of customer support and depreciation and amortization included in and associated with costs of sales

●	Adjusted gross margin is adjusted gross profit as a percentage of revenues

Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization as well as asset impairments and restructuring to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of the Company’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Asset impairments relate to the Company’s write-down of goodwill and other intangible assets recorded in the acquisition of VitalStream Holdings, Inc. in February 2007. Restructuring reflects the recent and significant deterioration in the real estate market which caused us to increase our restructuring liability and a nominal adjustment for severance costs that were ultimately not paid. Management believes that such asset impairment and restructuring charges were unique costs that are not expected to recur on a regular basis, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of share-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of the Company’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.  Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net (loss) income and net (loss) income per share information by providing normalized net income and normalized net income  per share, excluding the effect of impairments and restructuring and stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP. Our statement of cash flows presents our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of impairments, restructuring and stock-based compensation expense, which vary widely from company to company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, stockholders, analysts and investors concerning our financial performance.

Our presentation of adjusted gross margin excludes depreciation, amortization and direct costs of customer support in order to allow investors to see the business through the eyes of management. Direct costs of network, sales and services is viewed by management as generally non-controllable, external costs and the margin of revenues in excess of these direct costs is regularly monitored by management. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Adjusted gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of adjusted gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from adjusted gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out the Company’s deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

A reconciliation of net (loss) income, the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007
Net (loss) income (GAAP)	$(910)	$(101,405)	$5,440
Impairments and restructuring*	1,026	102,265	—
Stock-based compensation expense	1,128	1,922	2,043
Depreciation and amortization, including depreciation and amortization included in direct costs of network, sales and services**	7,781	7,345	6,744
(Benefit) provision for income taxes	(58)	(65)	(3,357)
Interest expense (income), net	188	(103)	(833)
Adjusted EBITDA (non-GAAP)	$9,155	$9,959	$10,037

*The three month period ended September 30, 2008 includes $1,850 impairment for developed technology that is included in the caption “Direct costs of amortization of acquired technologies” on our statements of operations.

**Excludes $1,850 impairment for developed technology, noted above.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED
NET (LOSS) INCOME PER SHARE TO NORMALIZED NET INCOME AND
BASIC AND DILUTED NORMALIZED NET INCOME PER SHARE

Reconciliations of (1) net (loss) income, the most directly comparable GAAP measure, to normalized net income, (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net (loss) income per share, the most directly comparable GAAP measure, to normalized net income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007
Net (loss) income (GAAP)	$(910)	$(101,405)	$5,440
Impairments and restructuring*	1,026	102,265	—
Stock-based compensation expense	1,128	1,922	2,043
Normalized net income (non-GAAP)	$1,244	$2,782	$7,483

Shares used in per share calculation:
Basic (GAAP)	49,338	49,294	49,007

Diluted (GAAP)	49,338	49,294	49,696
Add potentially dilutive securities	65	70	—
Less dilutive effect of SFAS No. 123R under the treasury stock method	(14)	(70)	(292)
Normalized diluted shares (non-GAAP)	49,389	49,294	49,404

GAAP net (loss) income per share:
Basic	$(0.02)	$(2.06)	$0.11
Diluted	$(0.02)	$(2.06)	$0.11

Normalized net income per share (non-GAAP):
Basic	$0.03	$0.06	$0.15
Diluted	$0.03	$0.06	$0.15

*The three month period ended September 30, 2008 includes $1,850 impairment for developed technology that is included in the caption “Direct costs of amortization of acquired technologies” on our statements of operations.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

A reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin, for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007
Revenues:
Internet protocol (IP) services	$30,089	$31,660	$32,932
Data center services	29,245	28,738	23,790
Content delivery network (CDN) services	4,878	5,001	4,914
Other	—	—	—
Total revenues	64,212	65,399	61,636

Direct costs of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	11,744	11,347	12,260
Data center services	21,796	22,061	16,517
CDN services	2,086	1,996	2,113
Other	—	—	(13)
Direct costs of amortization of acquired technologies	1,142	3,049	1,229
Direct costs of customer support	3,699	3,950	4,335
Depreciation and amortization associated with costs of sales	5,746	5,327	4,637
Total costs of sales	46,213	47,730	41,078

Gross profit (GAAP)	$17,999	$17,669	$20,558
Gross margin (GAAP)	28.0%	27.0%	33.4%

Direct costs of customer support	$3,699	$3,950	$4,335
Depreciation and amortization:
Direct costs of amortization of acquired technologies	1,142	3,049	1,229
Associated with costs of network, sales and services	5,746	5,327	4,637

Adjusted gross profit (non-GAAP)	$28,586	$29,995	$30,759
Adjusted gross margin (non-GAAP)	44.5%	45.9%	49.9%